UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

CHEMOCENTRYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2018, ChemoCentryx, Inc., a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Piper Jaffray & Co., as sales agent (“Piper Jaffray”), pursuant to which the Company may offer and sell, from time to time, through Piper Jaffray, shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $75.0 million (the “Shares”). Any Shares sold under the Equity Distribution Agreement will be issued pursuant to the Company’s previously filed and effective registration statement on Form S-3 (File No. 333-210731), which was declared effective by the Securities and Exchange Commission (“SEC”) on April 28, 2016, the base prospectus filed as part of such Registration Statement and the prospectus supplement, dated December 4, 2018, filed by the Company with the SEC.

The Company is not obligated to sell any Shares under the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, Piper Jaffray will use commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares from time to time based upon the Company’s instructions, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Equity Distribution Agreement, Piper Jaffray may sell the Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Select Market. In addition, with the Company’s prior written consent, Piper Jaffray may also sell Shares by any other method permitted by law, including in negotiated transactions. Piper Jaffray’s obligations to sell Shares under the Equity Distribution Agreement are subject to satisfaction of certain customary closing conditions for transactions of this nature.

The Company will pay Piper Jaffray a commission of up to 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Piper Jaffray with customary indemnification and contribution rights. The Company has also agreed to reimburse Piper Jaffray for legal fees and disbursements, not to exceed $50,000 in the aggregate, in connection with entering into the Equity Distribution Agreement.

The Equity Distribution Agreement may be terminated by Piper Jaffray or the Company at any time upon notice to the other party, or by Piper Jaffray at any time in certain circumstances, including any suspension or limitation on the trading of the Company’s common stock on the Nasdaq Global Select Market.

The Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report. The foregoing summary of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement filed herewith as an exhibit to this report.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Equity Distribution Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Equity Distribution Agreement, dated as of December 4, 2018, by and between ChemoCentryx, Inc. and Piper Jaffray & Co.

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.
Date: December 4, 2018
	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President, Chief Financial and Administrative Officer and Secretary